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                                                                    EXHIBIT 3.20

                                     BY-LAWS

                                       OF

                                PHIBROCHEM, INC.

                                    ARTICLE I

                                     OFFICES

     1.1. Registered Office and Agent. -- The registered office of the Corporation shall be located in Fort Lee, New Jersey.

     1.2. Other Places of Business. -- Branch or subordinate places of business or offices may be established at any time by the Board of Directors (the "Board") at any place or places where the Corporation is qualified to do business or where qualification is not required.


                                   ARTICLE II

                                  SHAREHOLDERS

     2.1. Certificates Representing Shares. -- Certificates representing shares shall set forth thereon the statements prescribed by Section 14A:7-11 and, where applicable, by Sections 14A:5-21 and 14A:12-5, of the New Jersey Business Corporation Act and by any other applicable provision of law and shall be signed by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and may be counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. Any or all other signatures upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such

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officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar, at the date of its issue.

     A card which is punched, magnetically coded, or otherwise treated so as to facilitate machine or automatic processing, may be used as a share certificate if it otherwise complies with the provisions of Section 14A:7-11 of the New Jersey Business Corporation Act.

     The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board may require the owner of any lost or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

     2.2. Fractional Share Interests. -- Unless otherwise provided in its Certificate of Incorporation, the Corporation may, but shall not be obliged to, issue factions of a share and certificates therefor. By action of the Board, the Corporation may, in lieu of issuing fractional shares, pay cash equal to the value of such fractional share or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of assets of the Corporation in the event of liquidation, but scrip shall not entitle the holder to exercise such voting rights, receive dividends or participate in any such distribution of assets unless such scrip shall so provide. All scrip shall be issued subject

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to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date.

     2.3. Share Transfers. -- Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the Corporation shall be made only on the share record of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, if any.

     2.4. Record Date for Shareholders. -- The Board may fix, in advance, a date as the record date for determining the shareholders with regard to any corporate action or event and, in particular, for determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof; to give a written consent to any action without a meeting; or to receive payment of any dividend or allotment of any right. Any such record date shall in no case be more than sixty days prior to the shareholders' meeting or other corporate action or event to which it relates. Any such record date for a shareholders' meeting shall not be than ten days before the date of the meeting. Any such record date to determine shareholders entitled to give a written consent shall not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day on which consents received may be counted. If no such record date is fixed, the record date for a shareholders' meeting shall be the close of business on the day next preceding the day on which notice is given, or, if

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no notice is given, the day next preceding the day on which the meeting is held;
and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

     2.5. Meaning of Certain Terms. -- As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the New Jersey Business Corporation Act confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     2.6. Annual Meeting. -- The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place and purposes of the meeting. The meeting shall be held at the time and at the place within or without the State of New Jersey as determined by the Board. At the meeting, the shareholders shall elect

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directors and transact any other business that properly comes before the meeting.

     2.7. Special Meetings. -- A special meeting of shareholders may be called for any purpose by the President or the Board. The meeting shall be held at the time and at the place within or without the State of New Jersey as determined by the President or the Board. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting.

     2.8. Action Without Meeting. -- The shareholders may act without a meeting by written consent or consents pursuant to Section l4A:5-6 of the New Jersey Business Corporation Act. The written consent or consents shall be filed in the minute book.

     2.9. Quorum. -- Except for meetings ordered by the Superior Court to be called and held pursuant to Sections 14A:5-2 and 14A:5-3 of the New Jersey Business Corporation Act, the presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote shall constitute a quorum.

     2.10. Voting. -- Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect, and no election need be by ballot unless a shareholder demands the same before the voting begins. Any other action shall be authorized by a majority of the votes cast except where the New Jersey Business Corporation Act prescribes a different proportion of votes.

     2.11. Presiding Officer. -- The President shall preside at all shareholder meetings unless the Board designates another person to preside.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

     3.1. Number and Term of Office. -- A director need not be a shareholder, a citizen of the United States or a resident of the State of New Jersey. The Board shall consist of not less than two nor more than eleven members. Directors shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

     3.2. Regular Meetings. -- A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purpose of electing officers and conducting any other business that may come before the meeting. The Board may decide to have additional regular meetings that may be held without notice.

     3.3. Special Meetings. -- A special meeting of the Board may be called for any purpose at any time by the President or by two directors. The meeting shall be held upon not less than two days notice if given by telegram, orally (either by telephone or in person), or by facsimile transmission, upon not less than three days notice if given by overnight courier delivery service, or upon not less than five days notice if given by depositing the notice in the United States mails, first class postage prepaid. The notice shall be deemed given at the time it is given orally, the facsimile transmission is originated (and there is no reason to believe it was not received), it is delivered to the overnight courier service, or it is deposited in the United States mails. The notice shall specify the time and place, and may, but need not, specify the purposes, of the meeting.

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     3.4. Action Without Meeting. -- The Board may act without a meeting if, prior or subsequent to the action, each member of the Board consents in writing to the action. The written consent or consents shall be filed in the minute book.

     3.5. Use of Communications Equipment. -- Any director may participate in a meeting of the Board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

     3.6. Quorum. -- The presence at a meeting of persons entitled to cast a majority of the votes of the entire Board shall constitute a quorum for the transaction of business.

     3.7. Votes Required. -- Any action approved by a majority of the votes of the entire Board shall be the act of the Board except approval of the following, which shall require the affirmative vote of three- quarters of the votes of the entire Board:

          (a) any change in the compensation, title, status, or duties of any employee who is also a shareholder; or

          (b) the issuance of shares of the capital stock of the Corporation; or

          (c) an increase or decrease in the number of directors of the Corporation; or

          (d) any amendment to this paragraph 3.7 of the By-Laws.

     3.8. Vacancies in Board of Directors. -- Any vacancy in the Board, including a vacancy caused by an increase in the number of directors, may be filled by a majority of the votes of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

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     3.9. Committees. -- The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members one or more directors to constitute an Executive Committee and one or more other committees, each of which, to the extent provided in the resolution appointing it, shall have and may exercise all of the authority of the Board with the exception of any authority the delegation of which is prohibited by Section 14A:6-9 of the New Jersey Business Corporation Act. Actions taken at a meeting of any such committee shall be reported to the Board at its next meeting following such committee meting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting. Each director of a committee shall have one vote at meetings of that committee. The participation of directors with the majority of the votes of a committee shall constitute a quorum of that committee for the transaction of business. Any action approved by a majority of the votes of directors of a committee present at a meeting of that committee at which quorum is present shall be the act of the committee unless the New Jersey Business Corporation Act requires a greater proportion.


                                   ARTICLE IV

                                WAIVERS OF NOTICE

     Any notice required by these By-Laws, by the Certificate of Incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is

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waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.


                                    ARTICLE V

                                    OFFICERS

     5.1. Election. -- At its regular meeting following the annual meeting of shareholders, the Board shall elect a President, a Treasurer, a Secretary, and it may elect any other officers, including one or more Vice Presidents, as it shall deem necessary. One person may hold two or more offices. Each officer shall serve at the pleasure of the Board and shall be subject to removal at any time, with or without cause.

     5.2. Duties and Authority of President. -- The President shall be chief executive officer of the Corporation. Subject only to the authority of the Board, the President shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. The President shall have the general powers and duties of management usually vested in the office of President of a business corporation.

     5.3. Duties and Authority of Vice Presidents. -- Each Vice President shall perform the duties and have the authority that may be delegated to him or her from time to time by the President or by the Board.

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In the absence of the President, or in the event of the President's death, inability, or refusal to act (unless the Board determines otherwise) the Vice President designated as successor for these purposes by the Board or, if there is none, the most senior Vice President, shall perform the duties and be vested with the authority of the President.

     5.4. Duties and Authority of Treasurer. -- The Treasurer shall have custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to the office of Treasurer or as shall be assigned to him or her by the President or the Board.

     5.5. Duties and Authority of Secretary. -- The Secretary shall cause notices of all meetings to be served as prescribed in these By-Laws and shall keep or cause to be kept the minutes of all meetings and written consents of the shareholders and the Board. The Secretary shall perform such other duties and possess such other powers as are incident to the office of Secretary or as shall be assigned to him or her by the President or the Board.


                                   ARTICLE VI

                       AMENDMENTS TO AND EFFECT OF BY-LAWS

     6.1. Force and Effect of By-Laws. -- These By-Laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's Certificate of Incorporation, as each may be amended from time to time. If any provision in these By-Laws is inconsistent with a

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provision in that Act or the Certificate of Incorporation, the provision of that
Act or the Certificate of Incorporation shall govern.

     6.2. Amendments to By-Laws. -- These By-Laws may be altered, amended, or repealed by the shareholders or the Board. Any by-law adopted or amended by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting the by-law expressly reserves to the shareholders the right to amend or repeal it.


                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 Limitation of Certain Liability of Directors. -- To the fullest extent permitted by the New Jersey Business Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

     7.2 Indemnification and Insurance. -- (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless

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by the corporation to the fullest extent authorized by the New Jersey Business
Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 7.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the New Jersey Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that

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such director or officer is not entitled to be indemnified under this Section
7.2 or otherwise. The Corporation may, by action of its Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) If a claim under paragraph (a) of this Section 7.2 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New Jersey Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Corporation (including its Board's independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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     7.3 Non-Exclusivity of Rights. -- The right to indemnification and the payment of expenses conferred in this Article shall not be deemed exclusive of any other right to which any person seeking indemnification or payment of expenses may be entitled under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     7.4 Indemnification. -- The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New Jersey Business Corporation Act.

     7.5 Amendment. -- Any future amendment or change in the indemnification and other rights provided for in this Article which has the effect of diminishing such indemnification or rights shall take effect prospectively only and shall not alter, restrict or diminish in any way the rights granted in this Article with respect to any act or occurrence as to which indemnification any other right under this Article is sought which takes place prior to the effective date of such amendment or change.


                                  ARTICLE VIII

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                  CONTRACTS, LOANS, CHECKS, NOTES, DRAFTS, ETC.

     Contracts, checks, notes, drafts, acceptances, bills of exchange and other instruments, orders or obligations for the payment of money shall be signed by the President or by such officer or officers or person or persons as the Board or the President shall from time to time determine.


                                   ARTICLE IX

                       REGISTERED OFFICE, BOOK AND RECORD

     The address of the initial registered office of the Corporation in the State of New Jersey, and the name of the initial registered agent at said address, are set forth in the original Certificate of Incorporation of the Corporation.

     The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board, and the Executive Committee and other committee or committees, if any. Such books, records and minutes may be kept within or outside the State of New Jersey. The Corporation shall keep at its principal office, or at the office of its transfer agent, its registered office, a record or records containing the names and addresses of all shareholders, the number, class, and series of shares held by each of the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into readable form within a reasonable time.


                                    ARTICLE X

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                                 CORPORATE SEAL

     The corporate seal shall be in such form as the Board shall prescribe.


                                   ARTICLE XI

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board.

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